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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to incorporation by reference of our report dated March 4, 1998, relating to the balance sheets of Allen Tank, Inc. as of December 27, 1997 and December 26, 1996, the related statements of income and retained earnings (operating deficit) and cash flows for the fifty-two week periods then ended, which report appears in UNIFAB International, Inc.'s Form 8-K/A-1 dated July 24, 1998.


LaPORTE, SEHRT, ROMIG & HAND
A Professional Accounting Corporation
Metairie, LA

October 8, 1998